CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Michael A. Torres, Principal Executive Officer of the Adelante Funds, certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended July 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Michael A. Torres
Michael A. Torres
Principal Executive Officer
Date: September 30, 2008

I, Mark A. Hoopes, Principal Financial Officer of the Adelante Funds, certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended July 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Mark A. Hoopes
Mark A. Hoopes
Principal Financial Officer
Date: September 30, 2008

A signed original of this written statement required by Section 906 has been provided to Adelante Funds and will be retained by Adelante Funds and furnished to the Securities and Exchange Commission or its staff upon request.